Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 27, 2015 Greatbatch, Inc. (“Greatbatch”, the “Company”, “we” or “our”) completed the acquisition of Lake Region Medical Holdings, Inc. (“Lake Region”) pursuant to an Agreement and Plan of Merger dated August 27, 2015, by and among the Company, Provenance Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”) and Lake Region (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub was merged with and into Lake Region, with Lake Region continuing as the surviving corporation and an indirect wholly-owned subsidiary of the Company (the “Merger”).

The unaudited pro forma condensed combined financial information presents the pro forma condensed combined balance sheet and statements of operations of the combined company based upon the financial statements of Greatbatch and Lake Region after giving effect to the acquisition of Lake Region and the related financing transactions. The historical consolidated financial information has been adjusted to give effect to pro forma events that are: directly attributable to the aforementioned transactions; factually supportable; and, with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the financial statements discussed below.

For purposes of preparing the unaudited pro forma condensed combined balance sheet as of July 3, 2015, we have presented the following information:

•	The unaudited Greatbatch condensed consolidated balance sheet as of July 3, 2015

•	The unaudited Lake Region condensed consolidated balance sheet as of July 4, 2015

For purposes of preparing the unaudited pro forma condensed combined statement of operations for the twelve months ended January 2, 2015, we have presented the following information:

•	The Greatbatch consolidated statement of operations for the year ended January 2, 2015

•	The Lake Region consolidated statement of operations for the year ended January 3, 2015. The Lake Region consolidated statement of operations for the year ended January 3, 2015 does not include the results of Lake Region Manufacturing, Inc. and its subsidiaries prior to its acquisition by Accellent Holdings Corp. in March 2014.

For purposes of preparing the unaudited pro forma condensed combined statement of operations for the six months ended July 3, 2015 we have presented the following information:

•	The unaudited Greatbatch condensed consolidated statement of operations for the six months ended July 3, 2015

•	The unaudited Lake Region condensed consolidated statement of operations for the six months ended July 4, 2015

The unaudited pro forma financial information is presented for informational purposes only. It does not purport to indicate the results that would have actually been attained had the acquisition of Lake Region occurred on the assumed dates or for the periods presented, or which may be realized in the future. To produce the unaudited pro forma financial information, we allocated the estimated purchase price using our best estimates of fair value. These estimates are based on the most recently available information. To the extent that additional information becomes available, and as additional analysis is performed the assumptions and estimates herein could change significantly. There can be no assurances that the final valuation will not result in material changes to the purchase price allocation.

As a result of the Lake Region acquisition, the combined company expects to achieve annual synergies of approximately $25 million in 2016, which is expected to increase to at least $60 million in 2018. The unaudited pro forma financial information does not reflect these potential synergies.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

GREATBATCH, INC.

FOR THE TWELVE MONTHS ENDED

JANUARY 2, 2015

(in thousands, except per share data)	Greatbatch, Inc. Historical	Lake Region Adjusted Historical (Note 1)	LRM Reclassifications (Note 1)	Merger and Related Pro Forma Adjustments		Financing and Related Pro Forma Adjustments		Greatbatch, Inc. Pro Forma Combined
	A	B	C	D		E		F=A+B+C+D+E
Sales	$687,787	$752,264	$—	$(6,839)	5a	$—		$1,433,212
Cost of sales	456,389	573,616	(1,695)	(6,839)	5a	—		1,061,736
				13,201	5b
				4,064	5c
				23,000	5d

Gross profit (loss)	231,398	178,648	1,695	(40,265)		—		371,476
Operating expenses:
Selling, general and administrative expenses	90,602	82,676	(13,086)	14,023	5b	—		174,677
				462	5c
Research, development and engineering costs, net	49,845	8,763	(4)	24	5c	—		58,628
Other operating expenses (income), net	15,297	55,017	14,785	(25,039)	5b	—		60,060

Total operating expenses (income)	155,744	146,456	1,695	(10,530)		—		293,365
Operating income (loss)	75,654	32,192	—	(29,735)		—		78,111
Interest expense (income)	4,252	63,096	—	—		(4,252)	4b	108,023
						(63,096)	4c
						6,067	4d
						1,289	4e
						100,196	4f
						471	4g
Gain on cost and equity method investments	(4,370)	—	—	—		—		(4,370)
Loss on debt extinguishment	—	53,421	—	—		—		53,421
Other (income) expense, net	(807)	887	—	—		—		80

Income (loss) before provision (benefit) for income taxes	76,579	(85,212)	—	(29,735)		(40,675)		(79,043)
Provision (benefit) for income taxes	21,121	(38,882)	—	(9,634)	5e	(14,236)	4l	(41,631)

Net Income (loss)	$55,458	$(46,330)	$—	$(20,101)		$(26,439)		$(37,412)

Earnings (loss) per share:
Basic	$2.23							$(1.26)
Diluted	$2.14							$(1.26)
Weighted average shares outstanding:
Basic	24,825			4,980	5f			29,805
Diluted	25,975			4,980	5f			29,805

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

GREATBATCH, INC.

FOR THE SIX MONTHS ENDED

JULY 3, 2015

(in thousands, except per share data)	Greatbatch, Inc. Adjusted Historical (Note 1)	Lake Region Adjusted Historical (Note 1)	LRM Reclassifications (Note 1)	Merger and Related Pro Forma Adjustments		Financing and Related Pro Forma Adjustments		Greatbatch, Inc. Pro Forma Combined
	A	B	C	D		E		F=A+B+C+D+E
Sales	$336,210	$402,570	$—	$(2,429)	5a	$—		$736,351
Cost of sales	225,861	301,683	(3,102)	(2,429)	5a	—		530,964
				6,569	5b
				2,382	5c

Gross profit (loss)	110,349	100,887	3,102	(8,951)		—		205,387
Operating expenses:
Selling, general and administrative expenses	46,713	42,437	(4,590)	10,724	5b	—		95,555
				271	5c
Research, development and engineering costs, net	25,608	5,283	(73)	14	5c	—		30,832
Other operating expenses (income), net	15,605	13,185	7,765	(11,072)	5b	—		25,483

Total operating expenses (income)	87,926	60,905	3,102	(63)		—		151,870
Operating income (loss)	22,423	39,982	—	(8,888)		—		53,517
Interest expense (income)	2,326	29,664		—		(2,326)	4b	53,638
						(29,664)	4c
						3,068	4d
						664	4e
						49,670	4f
						236	4g
Gain on cost and equity method investments, net	(540)	—	—	—		—		(540)
Other (income) expense, net	(1,118)	310	—	—		—		(808)

Income (loss) before provision (benefit) for income taxes	21,755	10,008	—	(8,888)		(21,648)		1,227
Provision (benefit) for income taxes	4,464	1,543		(2,880)	5e	(7,577)	4l	(4,450)

Net Income (loss)	$17,291	$8,465	$—	$(6,008)		$(14,071)		$5,677

Earnings (loss) per share:
Basic	$0.68							$0.19
Diluted	$0.66							$0.18
Weighted average shares outstanding:
Basic	25,369			4,980	5f			30,349
Diluted	26,264			5,040	5f			31,304

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

GREATBATCH, INC.

AS OF JULY 3, 2015

(in thousands)	Greatbatch, Inc. Historical	Lake Region Adjusted Historical (Note 1)	Merger and Related Pro Forma Adjustments		Financing and Related Pro Forma Adjustments		Greatbatch, Inc. Pro Forma Combined
	A	B	C		D		E = A+B+C+D
Assets
Current assets:
Cash and cash equivalents	$72,338	$45,708	$(478,490)	3a	$532,938	4a	$130,970
			29,500	3b	(177)	4b
					(3,442)	4c
					(41,701)	4d
					(10,250)	4e
					(4,000)	4h
					(9,254)	4i
					(2,200)	4j
Accounts receivable, net of allowance	122,101	82,731	—		—		204,832
Inventories	140,093	97,958	23,000	3d	—		261,051
Refundable income taxes	2,368	—	—		—		2,368
Deferred income taxes	6,227	4,407	—		—		10,634
Prepaid expenses and other current assets	12,279	8,552	—		—		20,831

Total current assets	355,406	239,356	(425,990)		461,914		630,686
Property and equipment, net	152,713	184,304	35,296	3e	—		372,313
Amortizing intangible assets, net	58,572	163,344	685,656	3f	—		907,572
Indefinite-lived intangible assets	20,288	15,239	54,761	3f	—		90,288
Goodwill	354,107	710,646	(25,873)	3c	—		1,038,880
Deferred income taxes	2,654	—	—		—		2,654
Other assets	22,391	21,643	(19,680)	3g	4,956	4d	26,610
					(2,700)	4k

Total assets	$966,131	$1,334,532	$304,170		$464,170		$3,069,003

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$13,750	$8,350	$—		$6,900	4a	$29,000
Accounts payable	44,858	33,787	—		—		78,645
Income taxes payable	1,761	—	—		—		1,761
Deferred income taxes	588	—	7,452	3i	—		8,040
Accrued expenses	37,670	56,123	—		(6,556)	4i	83,618
					(177)	4b
					(3,442)	4c

Total current liabilities	98,627	98,260	7,452		(3,275)		201,064
Long-term debt	168,750	1,036,212	—		526,038	4a	1,684,005
					(36,745)	4d
					(10,250)	4e
Deferred income taxes	51,087	37,931	170,920	3i	—		259,938
Other long-term liabilities	6,065	9,431	(880)	3h	—		14,616

Total liabilities	$324,529	$1,181,834	$177,492		$475,768		$2,159,623

Stockholders’ Equity:
Preferred stock	—	—	—		—		—
Common stock	26	1,559	5	3k	—		31
			(1,559)	3j
Additional paid-in capital	380,293	716,871	(716,871)	3j	—		630,164
			245,363	3k
			4,508	3a
Treasury stock, at cost	(2,279)	—	—		—		(2,279)
Retained earnings	256,739	(502,906)	502,906	3j	(4,000)	4h	274,641
					(2,698)	4i
			29,500	3b	(2,200)	4j
					(2,700)	4k
Accumulated other comprehensive income (loss)	6,823	(62,826)	62,826	3j	—		6,823

Total stockholders’ equity	641,602	152,698	126,678		(11,598)		909,380

Total liabilities and stockholders’ equity	$966,131	$1,334,532	$304,170		$464,170		$3,069,003

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information presents the pro forma condensed combined balance sheet and statements of operations of the combined company based upon the financial statements of Greatbatch and Lake Region after giving effect to the acquisition of Lake Region and the related financing transactions.

The unaudited pro forma condensed combined statements of operations for the six months ended July 3, 2015 and for the twelve months ended January 2, 2015 combine the historical consolidated statements of operations of Greatbatch and the historical consolidated statements of operations of Lake Region. These unaudited pro forma condensed combined statements of operations give effect to the acquisition of Lake Region and the related financing transactions as if they had been consummated on January 4, 2014, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheet of Greatbatch and the historical condensed consolidated balance sheet of Lake Region as of July 3, 2015, giving effect to the Lake Region acquisition and the related financing transactions as if they had been consummated on July 3, 2015.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with Greatbatch considered the acquirer of Lake Region. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed with any excess allocated to goodwill. The pro forma purchase price allocation was based on an estimate of the fair market value of the tangible and intangible assets acquired and liabilities assumed of Lake Region. In arriving at the estimated fair market values, we considered the appraisals of independent consultants, which were based on a preliminary valuation of the assets and liabilities acquired from Lake Region. The final purchase price allocation may differ significantly from those reflected in these preliminary pro forma purchase price allocations presented herein.

The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition of Lake Region.

Certain reclassifications were made to the historical financial statements of Lake Region and Greatbatch, which includes the following:

Adjustments made to Lake Region’s historical consolidated financial statements for the year ended January 3, 2015

•	A reclassification of $26.8 million, $3.1 million, and $25.0 million from impairment of intangible assets and goodwill, restructuring, and amortization of intangible assets, respectively, to other operating expenses (income), net to conform to Greatbatch’s presentation.

•	A reclassification of $1.7 million, $13.1 million, and $0.004 million from cost of sales, selling, general and administrative expenses, and research, development and engineering costs, net, respectively, to other operating expenses (income), net to conform to Greatbatch’s accounting policies related to the classification of other operating expenses.

Adjustments made to Lake Region’s historical condensed consolidated financial statements as of or for the six months ended July 4, 2015

•	A reclassification of $1.9 million, $11.1 million and $0.2 million from restructuring, amortization of intangible assets and loss on disposal of assets, respectively, to other operating expenses (income), net to conform to Greatbatch’s presentation.

•	A reclassification of $3.1 million, $4.6 million, and $0.073 million from cost of sales, selling, general and administrative expenses, and research, development and engineering costs, net, respectively, to other operating expenses (income), net to conform to Greatbatch’s accounting policies related to the classification of other operating expenses.

•	A reclassification of $20.1 million and $3.4 million from accrued payroll and benefits, and accrued interest, respectively, to accrued expenses to conform to Greatbatch’s presentation.

•	A reclassification of $15.2 million from amortizing intangible assets, net to indefinite-lived intangible assets to conform with Greatbatch’s accounting policies related to the classification of trademarks and tradenames.

The following reclassification was made to Greatbatch’s historical financial statements to remain consistent across all periods presented:

Adjustments made to Greatbatch’s historical condensed consolidated financial statements for the six months ended July 3, 2015

•	A reclassification of $0.54 million from other (income) expense, net to gain on cost and equity method investments, net to conform to the full year presentation.

2.	Lake Region Purchase Price and Preliminary Purchase Price Allocation

Purchase price

Upon consummation of the proposed Lake Region acquisition, Lake Region’s stockholders received approximately $478.5 million in cash consideration and approximately $249.9 million in stock consideration of Greatbatch, Inc. and Greatbatch assumed approximately $1.0 billion of Lake Region debt. The stock consideration issued consisted of 4,980,064 shares of Greatbatch common stock and 119,900 rollover options to purchase shares of Greatbatch common stock at $12.41 per share.

(in thousands)
Cash payment to stockholders	$462,213
Cash payment for deferred compensation and stock awards outstanding	16,277

Cash consideration to Lake Region stockholders	$478,490

Value of stock consideration to Lake Region stockholders	$245,368
Value of rollover stock options granted	4,508

Stock consideration to Lake Region stockholders	$249,876

Total consideration to Lake Region stockholders	$728,366

Preliminary purchase price allocation

The following is a summary of the preliminary purchase price allocation giving effect to the Lake Region acquisition as if it had been consummated on July 3, 2015:

(in thousands)
Cash	$45,708
Property and equipment	219,600
Accounts receivable	82,731
Inventory	120,958
Other assets	14,922
Amortizing intangible assets	849,000
Indefinite-lived intangible assets	70,000
Goodwill	684,773

Total assets acquired	2,087,692

Long-term debt	1,036,212
Current liabilities	98,260
Deferred tax liability, including current portion	216,303
Other long-term liabilities	8,551

Total liabilities assumed	1,359,326

Net assets acquired	$728,366

3.	Merger and Related Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The following summarizes the pro forma adjustments in connection with the Lake Region acquisition to give effect to the transaction as if it had occurred on July 3, 2015 for purposes of the unaudited pro forma condensed combined balance sheet:

a.	Reflects the cash consideration paid for the Lake Region acquisition as shown within Note 2: Lake Region Purchase Price and Preliminary Purchase Price Allocation.

b.	Reflects the recognition of $29.5 million of transaction costs incurred by Greatbatch and Lake Region. These transaction costs are recorded against retained earnings solely for purposes of this presentation. There is no continuing impact of these transaction costs on the combined results of operations and, as such, these transaction costs are not included in the pro forma condensed combined statement of operations.

c.	Reflects the elimination of the Lake Region historical goodwill and the recognition of goodwill related to the Lake Region acquisition. Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The estimated goodwill calculation is preliminary and is subject to change based upon final determination of the fair value of assets acquired and liabilities assumed. Goodwill is not amortized, but is assessed at least annually or more frequently if events or changes in circumstances indicate that the carrying value of the goodwill may not be recoverable based on management’s assessment.

d.	Represents the estimated adjustment to step-up inventory to fair value of $121.0 million. The estimated step-up in inventory is preliminary and is subject to change based upon final determination of the fair values of finished goods and work-in-process inventories. We will reflect the fair value of the inventory of Lake Region as the acquired inventory is sold, which for purposes of the unaudited pro forma condensed combined statement of operations is assumed to occur within the first three months after closing.

e.	Represents the estimated adjustment to step-up property and equipment to fair value of $219.6 million. The fair value of property and equipment acquired was valued primarily using a combination of the trended reproduction cost method and net book value. The fair value approximates the current cost of replacing the asset with another asset of equivalent economic utility adjusted further for obsolescence and physical depreciation.

The estimated useful lives of the property, plant and equipment range from 3 to 20 years. A ten percent change in the fair value of the property and equipment assets would result in a change in depreciation expense of approximately $3.0 million for the twelve months ended January 2, 2015, and approximately $1.6 million for the six months ended July 3, 2015.

f.	Represents the estimated adjustment to record acquired identifiable intangible assets consisting of tradenames, technology, and customer relationships to fair value of $919.0 million. This adjustment is preliminary and is determined using the “income approach,” which is a valuation technique that calculates an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the identifiable intangible asset valuations, from the perspective of a market participant, include the estimated net cash flows for each year (including net revenues, cost of sales, research and development costs, selling and marketing costs, and working capital), the appropriate discount rate to select in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, competitive trends impacting the asset and each cash flow stream, attrition rates, royalty rates, and other factors. This estimate is preliminary and subject to change and could vary materially from the final adjustment recorded.

The estimated useful lives of the intangibles range from 19 to 29 years. A one year decrease in the useful lives of the definite-lived intangible assets would result in additional annual amortization expense of approximately $1.3 million for the 12 months ended January 2, 2015, and increase approximately $0.7 million for the six months ended July 3, 2015. These estimates were determined assuming a straight line amortization approach.

g.	Represents the elimination of Lake Region’s historical deferred financing costs as the debt was revalued under acquisition accounting. Refer to adjustment 4(k) for the elimination of Greatbatch’s historical deferred financing costs.

h.	Reflects the elimination of the historical deferred compensation liability, as all deferred compensation will be paid out upon consummation of the transaction.

i.

The adjustments to deferred taxes result in a net increase to long-term deferred tax liability of $170.9 million and an increase to short-term deferred tax liability of $7.5 million. These adjustments reflect the tax impact of preliminary opening balance sheet purchase accounting adjustments on the unaudited pro forma condensed combined balance sheet, and are computed by applying the statutory tax rates of the relevant jurisdictions to basis differences created by the pro forma adjustments. In addition, the historic Lake Region valuation allowance against certain federal deferred tax assets of $80.4 million was released and is reflected in the net long-term deferred tax liability amount above. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon the final determination of blended statutory tax rate post-acquisition, valuation allowance assessments, and management’s final determination of the fair values of tangible and identifiable intangible assets acquired and liabilities assumed by jurisdiction.

j.	The adjustments relate to the elimination of Lake Region’s stockholders’ equity.

k.	This adjustment reflects the increase in Greatbatch, Inc. shares of common stock outstanding due to the 4.98 million shares issued to Lake Region stockholders as part of the transaction consideration.

4.	Financing & Related Pro Forma Adjustments

The following summarizes the pro forma adjustments in connection with the financing for the acquisition of Lake Region to give effect to the transaction as if it had occurred on January 4, 2014 for purposes of the unaudited pro forma condensed combined statements of operations, and as if it had occurred on July 3, 2015 for purposes of the unaudited pro forma condensed combined balance sheet:

a.	In connection with the completion of the Merger, the Company and the Company’s wholly-owned subsidiary, Greatbatch Ltd., entered into a new credit agreement (the “Senior Secured Credit Facilities”) with Manufacturers and Traders Trust Company, as administrative agent, consisting of a $375 million term loan A facility (the “TLA Facility”), a $1,025 million term loan B facility (the “TLB Facility” and, together with the TLA Facility, the “Term Loan Facilities”), and a $200 million revolving credit facility (the “Revolving Credit Facility”). The Term Loan Facilities were funded in full on October 27, 2015 and used, together with the net proceeds from the Notes (as defined below), to fund the cash consideration paid to the Lake Region shareholders, the repayment of Greatbatch Ltd.’s outstanding indebtedness, and the repayment of Lake Region’s outstanding indebtedness. No amounts were drawn on the Revolving Credit Facility in connection with the completion of the Merger. Additionally, on October 27, 2015, Greatbatch Ltd. completed an offering (the “Offering”) of $360 million aggregate principal amount of 9.125% Senior Notes due 2023 (the “Notes”). In connection with the closing of the Offering, Greatbatch Ltd. and the guarantors for the Notes (the “Guarantors”) entered into an Indenture, dated as of October 27, 2015 (the “Indenture”), by and among Greatbatch Ltd., the Guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”).

The proceeds from the Term Loan Facilities and Notes were used to refinance Greatbatch’s existing debt and Lake Region debt of $182.5 million and $1.0 billion respectively. The Revolving Credit Facility will be used for working capital requirements and no amount was drawn against the Revolving Credit Facility at the closing of the Merger. The following is a reconciliation of the outstanding long-term debt amounts shown in the unaudited pro forma condensed combined balance sheet as of July 3, 2015:

(in millions)
TLA Facility	$375.0
TLB Facility	1,025.0
Notes	360.0
Deferred financing fees (Note 4d)	(36.7)
Original issue discount (Note 4e)	(10.3)

Total debt	1,713.0
Less: current portion	(29.0)

Total long-term debt	$1,684.0

b.	Reflects the elimination of Greatbatch’s existing accrued interest and interest expense on outstanding debt which was refinanced in conjunction with this transaction.

c.	Reflects the elimination of existing Lake Region accrued interest and interest expense on outstanding debt which was refinanced in conjunction with this transaction.

d.	Greatbatch incurred approximately $41.7 million of debt issuance costs, of which $33.9 million relate to the Senior Secured Credit Facilities and $7.8 million relate to the Notes. The costs consist of various fees paid to the initial purchasers for their services in arranging and structuring the financing. The fees will be deferred, recorded within the other assets and long-term debt line items for $5.0 million and $36.7 million, respectively, and amortized over the lives of the respective debt, which range from 5-8 years. These fees are being amortized utilizing the effective interest method and amounted to $6.1 million and $3.1 million for the full-year and six month unaudited pro forma condensed combined statements of operations presented, respectively.

e.	The TLB Facility has an original issuance discount of $10.3 million. This discount will be amortized over the 7 year life of the debt based on the effective interest method. The amortization of the discount results in additional interest expense of $1.3 million and $0.7 million for the full-year and six month unaudited pro forma condensed combined statements of operations presented, respectively.

f.	The pro forma adjustment to interest expense is approximately $100.2 million for the twelve months ended January 2, 2015, and $49.7 million for the six month period ended July 3, 2015. The weighted average interest rate assumed for the TLA Facility, TLB Facility and the Notes was approximately 5.7% for the twelve months ended January 2, 2015 and the six months ended July 3, 2015.

g.	Reflects the unused commitment fees applied to the Revolving Credit Facility at an annual rate of 0.25% for unused capacity. The pro forma adjustment is approximately $0.5 million per year and $0.24 million for the six month period.

h.	Reflects the commitment fee applied to the available amount under a bridge facility in connection with the financing transactions. The bridge facility was not utilized as adequate financing was secured under the Offering. The fee was expensed in full over the commitment period in the third and fourth quarters of 2015.

i.	Reflects the cash settlement of interest rate swap derivatives used to hedge Lake Region debt. As all Lake Region debt was refinanced in conjunction with this transaction, all related derivatives were terminated.

j.	Reflects the prepayment penalty fees associated with refinancing Lake Region debt.

k.	Represents the elimination of Greatbatch’s historical deferred financing costs as the debt will be refinanced in conjunction with the acquisition resulting in the write-off of the recorded deferred financing costs.

l.	Reflects tax expense computed by applying the weighted average statutory tax rate (35%) of the relevant jurisdictions to the respective pro forma adjustments presented in the unaudited pro forma condensed combined statements of operations. These rates do not reflect Greatbatch’s effective tax rate, which includes other items and may be significantly different than the rates assumed for purposes of preparing the unaudited pro forma condensed combined financial statements for a variety of factors.

The estimated interest expense reflected in these unaudited pro forma condensed combined financial statements are estimates only and may differ significantly from actual results. A 0.125 percent change in the interest rate could result in an increase or decrease in the pro forma interest expense of approximately $2.2 million for a full year period.

5.	Merger and Related Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

The following summarizes the pro forma adjustments in connection with the Lake Region acquisition to give effect to the transaction as if it had occurred on January 4, 2014 for purposes of the unaudited pro forma condensed combined statements of operations:

a.	Reflects the elimination of Greatbatch’s sales and related cost of sales to/from Lake Region.

b.	Represents an increase in amortization expense associated with fair value adjustments to the carrying value of intangible assets. The increase in amortization expense related to the customer relationship intangible assets recorded within the selling, general, and administrative expenses line item. The increase in amortization expense associated with the technology intangible asset was recorded within the cost of sales line item. For purposes of the unaudited pro forma condensed combined statements of operations, amortization expense was determined using a cash flow approach which is based on utilizing a proportion of expected cash flows for the period to the total expected cash flows for the related intangible assets. The calculated amortization expense may be different than what is actually recorded. Amortization expense is recorded as follows:

			Amortization Expense
(in thousands)	Fair Value	Useful Life	12 Months Ended 1/2/2015	6 Months Ended 7/3/2015
Customer Relationships	$689,000	29	14,023	10,724
Technology	160,000	19	13,201	6,569

	$849,000		$27,224	$17,293

Lake Region historical amortization expense			$25,039	$11,072

c.	Represents an increase in depreciation expense associated with fair value adjustments to the carrying value of property and equipment. The increase in depreciation expense is split between the selling, general, and administrative expenses, the cost of sales, and research, development and engineering costs, net line items based upon historical Lake Region depreciation expense. The increase in depreciation expense is recorded as follows:

		Depreciation Expense
(in thousands)	Fair Value	12 Months Ended 1/2/2015	6 Months Ended 7/3/2015
Property and equipment	$219,600	$30,315	$16,055

Lake Region historical depreciation expense		$25,765	$13,388

Increase in depreciation expense:
Cost of sales		4,064	2,382
Selling, general, and administrative expenses		462	271
Research, development and engineering costs, net		24	14

		$4,550	$2,667

d.	Represents an adjustment to cost of goods sold for the amortization expense associated with fair value adjustments to the carrying value of inventory. We will amortize the fair value of the inventory of Lake Region as the acquired inventory is sold, which for purposes of the unaudited pro forma condensed combined statement of operations is assumed to occur within the first three months after closing.

e.	Reflects tax expense computed by applying the weighted average statutory tax rate (32.4%) of the relevant jurisdictions to the respective pro forma adjustments presented in the unaudited pro forma condensed combined statements of operations. These rates do not reflect Greatbatch’s effective tax rate, which includes other items and may be significantly different than the rates assumed for purposes of preparing the unaudited pro forma condensed combined financial statements for a variety of factors.

f.	Represents the adjustment to weighted average shares outstanding to account for the Greatbatch, Inc. shares of common stock issued to Lake Region stockholders as part of the Merger consideration. Additionally, in order to reflect the dilutive effect of Greatbatch, Inc.’s replacement options issued to Lake Region stockholders, 60,000 shares were added to diluted weighted average shares outstanding for the six month period ended July 3, 2015. For purposes of the unaudited pro forma condensed combined statement of operations for the twelve months ended January 2, 2015, the dilutive impacts of share-based awards have been excluded from the calculation of the pro forma diluted loss per share, as the effect of including them would have been anti-dilutive.